UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 15, 2017
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 (d) On May 15, 2017, the Boards of Directors of MSB Financial Corp. (the "Registrant") and its wholly-owned subsidiary Millington Bank appointed Robert C. Andersen to their respective Boards. He has been appointed to the class of directors, the term of which expires at the 2019 Annual Meeting. Mr. Andersen has been appointed to the Audit Committee of the Registrant.   Mr. Andersen is owner and President of RC Andersen LLC, a New Jersey-based general contracting firm which services the industrial real estate market in the Northeast and Denver.  He has owned and  operated RC Andersen since 2006.  Prior to that, he was Vice President of a New Jersey-based general contracting firm with which he was with for 10 years, and, prior to that, he was with various New York City general contracting and subcontracting firms.  Prior to that, he worked as a structural engineer. There are no transactions between Mr. Andersen on the one hand and the Registrant or Millington Bank on the other of the type required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: May 17, 2017		Michael A. Shriner President and Chief Executive Officer